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                                                            Exhibit 99.26(d)(21)

[SPECIMEN COPY - STATE VARIATIONS MAY APPLY]


CORPORATE ENHANCED VALUES AGREEMENT
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This agreement is a part of the policy to which it is attached and is subject to all its terms and conditions. This agreement is effective as of the date shown on the policy data pages.

WHAT DOES THIS AGREEMENT PROVIDE?

This agreement waives the surrender charge and may provide an Enhancement Benefit if the policy is surrendered. The Enhancement Benefit is an amount that may be added to the policy accumulation value upon surrender.

HOW IS THE ENHANCEMENT BENEFIT CALCULATED?

The Enhancement Benefit is calculated on a daily basis. It is equal to the policy's accumulation value less any loans, including any loan interest due, multiplied by the Enhancement Percentage as shown in the CEVA Enhancement Benefit Table on your policy data pages.

The Enhancement Benefit is subject to a cap. The cap is calculated by multiplying the Enhancement Cap Percentage by the cumulative premium charge for the base policy. The cumulative premium charge for the base policy is the sum of each premium charge assessed since the Policy Date.

HOW IS THE ENHANCEMENT CAP PERCENTAGE CALCULATED?

The Enhancement Cap Percentage is calculated in the following manner:

- If the sum of premiums paid is less than or equal to the Enhancement Target Cap Amount, the Enhancement Cap Percentage is equal to the Enhancement Target Cap Factor.

- If the sum of premiums paid is greater than the Enhancement Target Cap Amount, the Enhancement Cap Percentage is equal to:

      (1)   The Enhancement Target Cap Factor; multiplied by

            -     The Enhancement Target Cap Amount; divided by

            -     The sum of premiums paid; plus

      (2)   The Enhancement Excess Cap Factor; multiplied by

            - The sum of premiums paid minus the Enhancement Target Cap Amount; divided by

            -     The sum of premiums paid.

WHAT IS THE ENHANCEMENT TARGET CAP AMOUNT?

The Enhancement Target Cap Amount is shown on the policy data pages.

WHAT IS THE ENHANCEMENT TARGET CAP FACTOR?

The Enhancement Target Cap Factor is shown on the policy data pages and remains level or declines on a yearly basis until it reaches zero.

WHAT IS THE ENHANCEMENT EXCESS CAP FACTOR?

The Enhancement Excess Cap Factor is shown on the policy data pages and remains level or declines on a yearly basis until it reaches zero.

IS THE ENHANCEMENT BENEFIT GUARANTEED?

No. The Enhancement Benefit is not guaranteed. The Enhancement Benefit may be changed by modifying the Enhancement Percentage, the Enhancement Target Cap Factor and/or the Enhancement Excess Cap Factor.

IS THE ENHANCEMENT BENEFIT AVAILABLE FOR PARTIAL SURRENDERS OR POLICY LOANS?

No.

HOW IS THE SURRENDER VALUE OF YOUR POLICY AFFECTED BY THIS AGREEMENT?

If the Enhancement Benefit is greater than zero, the surrender value of this policy may be greater than it otherwise would be during the period in which this agreement is in effect.

WILL A SURRENDER OF YOUR POLICY IN EXCHANGE FOR ANOTHER INSURANCE POLICY OR CONTRACT IMPACT THE SURRENDER VALUES OF YOUR POLICY?

Yes. If your policy is surrendered in exchange for another insurance policy or contract, the surrender charge will not be waived and the Enhancement Benefit will not be credited.

IS THERE A CHARGE FOR THIS AGREEMENT?

Yes. The monthly charge for this agreement is shown on the policy data pages.

IS THE ACCUMULATION VALUE OF THE POLICY AFFECTED BY THIS AGREEMENT?

Yes. The monthly charge for this agreement applies for the dates shown on the policy data pages and will impact the accumulation value.

DOES THIS AGREEMENT ADJUST OTHER PROVISIONS OF YOUR POLICY?

Yes. Only the Level Death Benefit Option and the Increasing Death Benefit Option are available with this agreement.




ICC15-20030 Corporate Enhanced Values Agreement Minnesota Life Insurance Company


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[SPECIMEN COPY - STATE VARIATIONS MAY APPLY]


WHEN WILL THIS AGREEMENT TERMINATE?

This agreement will terminate:

    (1) when your policy terminates or is surrendered;

        or

    (2) upon the death of the insured.

This agreement may not be removed other than by termination or surrender of the policy.

CAN THIS AGREEMENT BE REINSTATED?

Yes. If this agreement was in force at the time the policy terminated, this agreement must be reinstated subject to the reinstatement provisions of the policy.



/s/ Christopher M. Hilger                    /s/ Robert L. Senkler
President                                    Secretary